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                                                                    EXHIBIT 11.1

                               RIMAGE CORPORATION
               COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK



Basic net income per common share is determined by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per common share is determined by dividing net income by the weighted average number of shares of common stock and common share equivalents outstanding, unless the result is anti-dilutive. The following is a summary of the weighted average common shares outstanding and assumed conversion shares:

                                                                        Three months ended
                                                                             March 31,
                                                                     ------------------------
                                                                        2001           2000
                                                                     ----------     ----------
  Shares outstanding at end of period                                 8,724,790      8,259,113
                                                                     ==========     ==========

    Weighted average shares of common stock outstanding               8,698,469      8,158,228

    Weighted average shares of assumed conversion shares                877,150      1,455,929
                                                                     ----------     ----------
    Weighted average shares of common stock and
       assumed conversion shares                                      9,575,619      9,614,157
                                                                     ==========     ==========

  Net income                                                         $1,050,888     $2,154,107
                                                                     ==========     ==========

  Basic net income per common share                                  $     0.12          $0.26
                                                                     ==========     ==========

  Diluted net income per common share                                $     0.11          $0.22
                                                                     ==========     ==========